UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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JNL Series Trust

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JNL SERIES TRUST

JNL/WMC Money Market Fund

1 Corporate Way
Lansing, Michigan 48951

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 6, 2015

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Meeting”) of shareholders (“Shareholders”) of JNL Series Trust, a Massachusetts business trust (“Trust”), will be held at the offices of Jackson National Life Insurance Company, 1 Corporate Way, Lansing, Michigan 48951 on November 6, 2015 at 9:00 a.m., Eastern Time, to consider and act upon the following proposal and to transact such other business as may properly come before the Meeting or any adjournments thereof:

1.	JNL/WMC Money Market Fund (“Fund”) only. To approve or disapprove certain fundamental policy and investment strategy changes for the Fund (“Proposal” or “Policy Changes”).

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Trustees of the Trust (“Board”) unanimously recommends that shareholders vote FOR the Policy Changes.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on September 9, 2015, the Record Date for this Meeting, shall be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. The issuing insurers have fixed the close of business on November 4, 2015, as the last day on which voting instructions will be accepted.

If the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to the Proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting.  The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote AGAINST any such adjournment those proxies to be voted against the Proposal.

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR VOTING INSTRUCTIONS CARD PROMPTLY.

By Order of the Board of Trustees,

September 29, 2015	Mark D. Nerud
Lansing, Michigan	President and Chief Executive Officer

JNL SERIES TRUST:

JNL/WMC Money Market Fund

1 Corporate Way
Lansing, Michigan 48951

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PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS

November 6, 2015

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Trustees (“Trustees” or “Board”) of JNL Series Trust (“Trust”), a Massachusetts business trust, of proxies to be voted at a Special Meeting (“Meeting”) of shareholders of JNL/WMC Money Market Fund (“Fund”), a series of the Trust, to be held on November 6, 2015, at 9:00 a.m. Eastern Time, in the offices of Jackson National Life Insurance Company (“Jackson National”), 1 Corporate Way, Lansing, Michigan 48951, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (“Notice”).

The purpose of the Meeting is to consider and act upon the following proposal and to transact such other business as may properly come before the Meeting or adjournments thereof:

1.	JNL/WMC Money Market Fund (“Fund”) only. To approve or disapprove certain fundamental policy and investment strategy changes for the Fund (“Proposal” or “Policy Changes”).

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Notice, this Proxy Statement, and the accompanying voting instructions card were first mailed on or about September 29, 2015.

Additional Information

Additional information regarding the Trust can be found in the Trust’s most recent annual report to shareholders.

The Trust’s most recent annual report to shareholders, which includes financial statements of the Trust as of December 31, 2014 (audited), may be obtained without charge, by calling 1-800-644-4565 (Annuity and Life Service Center), 1-800-599-5651 (NY Annuity and Life Service Center), 1-800-777-7779 (for contracts purchased through a bank or financial institution) or 1-888-464-7779 (for NY contracts purchased through a bank or financial institution), or by writing the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814 or by visiting www.jackson.com.

VOTING INSTRUCTIONS

Quorum and Voting

The Agreement and Declaration of Trust for JNL Series Trust, dated June 1, 1994 (“Declaration of Trust”), provides that 30% of the shares entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting, and that 30% of the aggregate number of shares in any Fund that are entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Fund at a Shareholders’ meeting.

The Declaration of Trust further provides that shares may be voted in person or by proxy. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving its invalidity shall rest on the challenger.  At all meetings of Shareholders, unless inspectors of election have been appointed, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.  A proxy shall be revocable at any time prior to its exercise by a written notice addressed to and received by the Secretary of the Trust.  Unless otherwise specified in the proxy, the proxy shall apply to all shares of each Fund owned by the Shareholder.

Required Vote

The Declaration of Trust provides that generally, a simple majority of the votes cast is sufficient to take or authorize action upon any matter which may be presented for a Shareholder vote, and a plurality of the votes is sufficient to elect a Trustee, unless more than a simple majority is required by law or the Declaration of Trust.  Where a vote of the "majority of the outstanding voting securities" of a Fund is required to approve a proposal, it shall mean the lesser of (i) 67% or more of the shares of the Fund entitled to vote thereon present in person or by proxy at the Meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.  The approval of a proposal depends upon whether a sufficient number of votes are cast for the proposal. Accordingly, an instruction to abstain from voting on any proposal could have the same practical effect as an instruction to vote against the proposal.

Approval of the Policy Changes by the Fund will require the affirmative vote of a majority of the outstanding voting securities of the Fund, as that term is defined under the Investment Company Act of 1940, as amended, (the “1940 Act”), which is the lesser of (a) a vote of 67% or more of the Fund shares whose holders are present or represented by proxy at the meeting if the holders of more than 50% of all outstanding Fund shares are present in person or represented by proxy at the meeting, or (b) a vote of more than 50% of all outstanding Fund shares.

If the Policy Changes are approved by Shareholders of the Fund, they will be implemented on or about September 19, 2016.

Contract Owner Voting Instructions

The Trust is organized as a Massachusetts business trust.  Interests in the Fund, a series of the Trust, are represented by shares.  Shares of the Fund currently are sold only to separate accounts of Jackson National or Jackson National Life Insurance Company of New York (“Jackson of NY”) to fund the benefits of variable life insurance and variable annuity contracts (“Variable Contracts”) issued by Jackson National or Jackson of NY (the “issuing insurers”), to qualified employee benefit plans of Jackson National or directly to Jackson National, Jackson of NY or to regulated investment companies.  Although the issuing insurers legally own all of the shares of the Fund held in their respective separate accounts that relate to Variable Contracts, a portion of the value of your Variable Contract is invested by the relevant issuing insurer, as provided in your Variable Contract, in shares of the Fund.

You have the right under your Variable Contract to instruct the issuing insurer how to vote the shares attributable to your Variable Contract.  The issuing insurer will vote all such shares in accordance with the voting instructions timely given by the owners of Variable Contracts (“Contract Owners”) with assets invested in the Fund.  Contract Owners at the close of business on September 9, 2015 (the “Record Date”), will be entitled to notice of the Meeting and to instruct the relevant issuing insurer how to vote at the Meeting or any adjourned session.  Jackson National and Jackson of NY will vote shares owned by themselves or by the qualified plans in proportion to voting instructions timely given by Contract Owners.

Contract Owners may use the enclosed voting instructions form as a ballot to give their voting instructions for those shares attributable to their Variable Contracts as of the Record Date. When a Contract Owner completes the voting instructions form and sends it to the appropriate issuing insurer, that issuing insurer will vote the shares attributable to the Variable Contract of the Contract Owner in accordance with the Contract Owner's instructions. If a Contract Owner merely signs and returns the form, the issuing insurer will vote those shares in favor of the Proposal. If the Contract Owner does not return the form, the issuing insurer will vote those shares in the same proportion as shares for which instructions were received from other Contract Owners.  The issuing insurers have fixed the close of business on November 4, 2015, as the last day on which voting instructions will be accepted.

Adjournments

Any authorized voting instructions will be valid for any adjournment of the Meeting. If the management of the Trust receives an insufficient number of votes to approve the Proposal, the Meeting may be adjourned to permit the solicitation of additional votes. Those persons named as proxies in the voting instructions have the discretion to vote for any such adjournment.  The approval of the Proposal depends upon whether a sufficient number of votes are cast for the Proposal.  Accordingly, an instruction to abstain from voting on the Proposal has the same practical effect as an instruction to vote against the Proposal.

Revocation of Voting Instructions

Any person giving voting instructions may revoke them at any time prior to exercising them by submitting to the Secretary of the Trust a superseding voting instruction form or written notice of revocation. Voting instructions can be revoked until the Meeting date. Only the Contract Owner executing the voting instructions can revoke them. The issuing insurers will vote the shares of the Fund in accordance with all properly executed and unrevoked voting instructions.

SUMMARY OF THE PROPOSAL

PROPOSAL: TO APPROVE OR DISAPPROVE CERTAIN FUNDAMENTAL POLICY AND INVESTMENT STRATEGY CHANGES TO THE JNL/WMC MONEY MARKET FUND

Introduction

This proxy statement is being furnished to Shareholders of the Fund, a series of the Trust.  This proxy statement relates to the approval by the Board of the change in certain fundamental policies and investment strategies of the Fund.  The Trust is providing this proxy statement to Shareholders investing in the Fund as of September 9, 2015, the Record Date.

At the meeting of the Board held on August 18-19, 2015, Jackson National Asset Management, LLC (“JNAM” or “Adviser”), whose address is 225 W. Wacker Drive, Chicago, Illinois 60606, recommended certain fundamental policy and investment strategy changes that would no longer allow the Fund to concentrate its investments in the banking industry as currently permitted and described in the Trust’s Prospectus and Statement of Additional Information (“Policy Changes”). The Board has approved the Policy Changes. The Board, including all Trustees who are not “interested persons” of the Trust (as defined by the 1940 Act) (“Independent Trustees”), approved the Record Date as of the close of business on September 9, 2015, for determination of Shareholders entitled to receive the proxy statement regarding the Policy Changes for the Fund, and for Shareholders to vote on the Policy Changes.

The Trust, a Massachusetts business trust, is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act.  The Trust currently offers shares in 99 funds.

As Adviser to the Trust, JNAM selects, contracts with, compensates, and monitors sub-advisers (“Sub-Advisers”) to manage the investment and reinvestment of the assets of each of the funds, including the Fund.  In addition, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of each series of the Trust, and reviews the performance of the Sub-Advisers and reports on such performance to the Board.  JNAM manages certain funds’ assets on a day-to-day basis, and is responsible for the allocations of some of the series of the Trust.

JNAM is the investment adviser to the Trust and provides the Trust with professional investment supervision and management. JNAM is a wholly owned subsidiary of Jackson National, which is in turn a wholly owned subsidiary of Prudential plc, a publicly traded company incorporated in the United Kingdom.  Prudential plc is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America.   JNAM also serves as the Fund’s Administrator.  Jackson National Life Distributors LLC (“JNLD”), whose address is 7601 Technology Way, Denver, Colorado 80237, is the principal underwriter of the shares of the Fund.  JNLD is a wholly-owned subsidiary of Jackson National.

Information Concerning the Fundamental Policy and Investment Strategy Changes for the JNL/WMC Money Market Fund

JNAM is recommending certain fundamental policy and investment strategy changes for the Fund, which is sub-advised by Wellington Management Company LLP (“Wellington”).  The Policy Changes are being proposed to convert the Fund to a government money market fund, which is defined as a money market fund that invests at least 99.5% of its total assets in cash, government securities, and/or repurchase agreements that are “collateralized fully” (i.e., collateralized by cash or government securities).  The Policy Changes are being recommended by JNAM in connection with recent amendments adopted by the U.S. Securities and Exchange Commission (“SEC”) to Rule 2a-7 under the 1940 Act, which governs money market funds (“Rule 2a-7 Amendments”).

All mutual funds are required to adopt fundamental policies with respect to a limited number of matters.  Fundamental investment restrictions or policies cannot be changed, as a matter of law, without shareholder approval.

If approved by shareholders, the fundamental policy change will no longer permit the Fund to concentrate its investments in a particular industry.  The Board has approved the following fundamental policy change applicable to the Fund:

(2)	No Fund (except for the JNL/Brookfield Global Infrastructure and MLP Fund, JNL/Invesco Global Real Estate Fund, JNL/BlackRock Commodity Securities Strategy Fund, JNL/Mellon Capital Utilities Sector Fund, JNL/Red Rocks Listed Private Equity Fund, ~~JNL/WMC Money Market Fund,~~ JNL Disciplined Moderate Fund, JNL Disciplined Moderate Growth Fund and JNL Disciplined Growth Fund) may invest more than 25% (for the Invesco sub-advised Fund, the percentage limitation is a non-fundamental restriction) of the value of their respective assets in any particular industry (other than U.S. government securities and/or foreign sovereign debt securities). It is important to note that industry classification may be very narrow. For example, the telecommunications industry is comprised of several services, which are considered separate industries by the Sub-Advisers. Services can include cellular, long distance, paging and messaging, satellite or data and internet. As the telecommunications industry continues to expand, there may be more service industries created. Similarly, within the metals and mining industry, issuers may be classified into several distinct industries that are considered separate industries, including, but not limited to the following: aluminum, diversified metals and mining, gold, precious metals and minerals, steel, copper, and nickel. As different industries continue to expand, new technologies are created, and companies continue to specialize, there may be more industries created. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes, but may be considered an investment in a foreign government for other portfolio compliance testing purposes.

The Board has also approved, subject to and in connection with shareholder approval of the Policy Changes, the elimination of a non-fundamental investment restriction that, in accordance with the Fund’s fundamental policy regarding industry concentration, permits the Fund to invest more than 25% of its total assets in banks and the banking industry.  The Fund’s non-fundamental investment restriction may be amended by the Board.

There will be no change to the investment objective, sub-adviser, portfolio managers, or expenses for the Fund.  There will, however, be a change to the principal risks of the Fund to remove the risk of investment in the banking industry and add interest rate risk.  The Board has also approved investment strategy changes for the Fund which are reflected in italics as follows:

Principal Investment Strategies.  Under normal circumstances, t~~T~~he Fund seeks to achieve its investment objective by investing at least 99.5% of its total assets ~~invests~~ in cash, U.S. Government securities, and/or repurchase agreements that are "collateralized fully" (i.e., collateralized by cash or government securities) ~~high-quality, U.S. dollar-denominated money market instruments that mature in 397 days or less~~.  ~~The Fund primarily invests in money market instruments rated in one of the two highest short-term credit rating categories, including: (i) obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities or by state and local governments; (ii) time deposits, certificates of deposit and bankers acceptances, issued by banks and other lending institutions; (iii) commercial paper and other short-term obligations of U.S. and foreign issuers (including asset-backed securities); (iv) obligations issued or guaranteed by foreign governments or any of their political subdivisions, agencies or instrumentalities, including obligations of supranational entities; and (v) repurchase agreements on obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities.~~

The Sub-Adviser manages the Fund to meet the requirements of Rule 2a-7 under the 1940 Act, including those as to quality, diversification and maturity.  ~~The Fund may invest more than 25% of its assets in the banking industry.~~

The Fund seeks to maintain a stable net asset value of $1.00 per share, neither the Federal Deposit Insurance Company, nor any other government agency insures or protects your investment.

Because of the conversion of the Fund to a government money market fund, the concentration of investments in the banking industry is no longer appropriate.  JNAM believes that the Policy Changes are in the best interest of the Fund and its shareholders because the Fund will qualify as a government money market fund.  Under the Rule 2a-7 Amendments, government money market funds will be permitted to maintain a stable net asset value and will not be required to impose liquidity fees or redemption gates. The Board has approved the changes in the fundamental policy, non-fundamental investment restriction and investment strategies regarding the concentration of investments in the banking industry.  If Shareholders approve the proposed Policy Changes, the Fund will be considered to be a government money market fund under the Rule 2a-7 Amendments.

If the Proposal is approved by the Fund’s shareholders, the Policy Changes will be effective September 19, 2016.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL.

OUTSTANDING SHARES

The Trustees have fixed the close of business on September 9, 2015, as the Record Date for the determination of the shareholders entitled to vote at the Meeting.  Shareholders on the Record Date will be entitled to one vote for each full share held and to a proportionate fractional vote for each fractional share.  As of the Record Date, there were issued and outstanding the following number of Fund shares: [to be updated by amendment]

Fund	Shares Outstanding
JNL/WMC Money Market Fund – Class A
JNL/WMC Money Market Fund – Class B

As of September 9, 2015, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.  [to be updated by amendment]

Because shares in the Trust are sold only to Jackson National, Jackson of NY, certain Funds of the Trust and certain investment companies managed by affiliates of the Adviser organized as Fund of Funds, and to certain qualified and unqualified retirement plans, Jackson National, through its separate accounts which hold shares in the Trust as funding vehicles for variable insurance contracts and certain retirement plans, is the owner of record of substantially all of the shares of the Trust.  In addition, Jackson National, through its general account, is the beneficial owner of shares in certain of the Funds, in some cases representing the initial capital contributed at the inception of a fund, and in other cases representing investments made for other corporate purposes.  As may be required by applicable law and interpretations of the staff of the SEC, Jackson National and Jackson of NY will solicit voting instructions from owners of variable insurance contracts regarding matters submitted to shareholder vote, and will vote the shares held by its separate accounts in accordance with the voting instructions received from variable contract owners to whose contracts such shares are attributable.  This is sometimes referred to as “pass through” voting. Further, those shares which are owned by Jackson National through its general account, and shares held in the separate accounts for which no voting instructions are received from contract owners, also will be voted in the same proportions as those shares for which voting instructions are received from variable contract owners.  This is sometimes referred to as “echo” voting.

As of the Record Date, September 9, 2015, to the Trust’s knowledge, the following persons owned 5% or more of the shares of the Fund either beneficially or of record: [to be updated by amendment]

Fund	Name and Address	Amount of Ownership	Percentage of Shares owned
JNL/WMC Money Market Fund – Class A
%
JNL/WMC Money Market Fund – Class B
%

Contract Owners may be deemed to have an indirect beneficial interest in the Fund shares owned by the separate accounts.  As noted above, Contract Owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund shares attributable to their Variable Contracts.  To the knowledge of management of the Trust, as of September 9, 2015, no persons may be deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.  [to be updated by amendment]

CONTINGENCY PLAN

If the Proposal is not approved by Shareholders of the Fund, the investment strategies for the Fund will not change as described under the “Summary of the Proposal” section.  In that case, the Board will consider what, if any, course of action should be taken.  While the Board has made no determination regarding this contingency, it is possible that the Board would determine to re-solicit the Shareholders of the Fund to approve the Policy Changes.

OTHER BUSINESS

The Trustees do not intend to present and do not have reason to believe that others will present any other items of business at the Meeting. However, if other matters are properly presented to the Meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

The Trust does not hold regular meetings of Shareholders.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of Shareholders should send their written proposals to the Secretary of the Trust at the address set forth on the first page of this proxy statement.

Proposals must be received a reasonable time prior to the date of a meeting of Shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent meeting of Shareholders will vote in their discretion with respect to proposals submitted on an untimely basis.

SOLICITATION OF PROXIES AND CONTRACT OWNER VOTING INSTRUCTIONS

In addition to the mailing of these proxy materials, voting instructions may be solicited by letter, facsimile, telephone or personal contact by officers or employees of the Trust, JNAM or Jackson National.

JNAM, as the Trust’s Administrator, has retained the services of Computershare Fund Services (“Computershare”), 280 Oser Avenue, Hauppauge, New York 11788, to assist in the solicitation of voting instructions.  The anticipated cost of the services to be provided by Computershare in connection with this proxy solicitation is approximately $45,322.

The costs of the printing and mailing of the Notice, this Proxy Statement, and the accompanying voting instruction card, and the solicitation of Contract Owner voting instructions, will be paid by JNAM.  The Trust is not expected to bear any significant expenses in connection with the Meeting or the solicitation of proxies and voting instructions.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED VOTING INSTRUCTIONS FORM IS REQUESTED.
A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Mark D. Nerud
President and Chief Executive Officer

Dated: September 29, 2015
Lansing, Michigan